UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 3, 2011
America Service Group Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-19673	51-0332317
(State or Other Jurisdiction of Incorporation)	Commission File Number	(I.R.S. Employer Identification Number)
105 Westpark Drive, Suite 200, Brentwood, Tennessee
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (615) 373-3100
N/A
(Former Name, or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note
On June 3, 2011, America Service Group Inc., a Delaware corporation (the “Company”), completed its merger (the “Merger”) with Whiskey Acquisition Corp. (“Merger Sub”), a Delaware corporation and a wholly-owned subsidiary of Valitás Health Services, Inc., a Delaware corporation (“Parent”), pursuant to the Agreement and Plan of Merger dated as of March 2, 2011, by and among the Company, Parent and Merger Sub (the “Merger Agreement”). Pursuant to the Merger Agreement, Merger Sub merged with and into the Company. The Company was the surviving corporation in the Merger (the “Surviving Corporation”) and, as a result of the Merger, became a wholly-owned subsidiary of Parent.
The Per Share Merger Consideration (as defined in Item 2.01 below) was funded through a combination of (i) the Senior Credit Facilities (as defined in Items 1.01 and 2.03 below), (ii) the issuance and sale by the Note Borrowers (as defined in Items 1.01 and 2.03 below) of the Senior Subordinated Notes (as defined in Items 1.01 and 2.03 below), and (iii) approximately $63.0 million of combined cash on hand of the Company and Parent.
The description of the Merger Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed by the Company with the Securities and Exchange Commission (the “SEC”) as Annex A to the definitive proxy statement on Schedule 14A on April 28, 2011, and is incorporated herein by reference.
Item 1.01. Entry into a Material Definitive Agreement and
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
In connection with the Merger, the Company entered into new senior secured credit facilities on June 3, 2011 (the “Closing Date”), by and among the Company, Parent, the other borrowers thereto (the “Credit Borrowers”), Valitás, Inc. (the “Guarantor Party”), the other guarantors thereto (collectively, with the Guarantor Party, the “Credit Guarantors”), Barclays Bank PLC (“Barclays Bank”), as administrative agent, swing line lender and l/c issuer, the other lenders party thereto (the “Lenders”), Barclays Capital and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and joint bookrunning managers, Bank of America, N.A (“Bank of America”), as syndication agent, and General Electric Capital Corporation and Regions Bank, as co-documentation agents. Barclays Bank and Bank of America, on the terms and subject to the conditions set forth in the Senior Credit Facilities (as defined below), provided Parent, the Company, and the Credit Borrowers with $360.0 million in senior secured credit facilities comprised of a term B loan facility of $285.0 million (the “Term Loan Facility”) and a revolving credit facility of $75.0 million (the “Revolving Credit Facility” and collectively, the “Senior Credit Facilities”). Under the terms of the Senior Credit Facilities, Company, Parent, each of the Credit Borrowers and each of the Credit Guarantors granted to Barclays Bank, for the benefit of the Lenders, valid and perfected first priority security interests in all of their present and future assets, excluding certain customary exceptions, including, without limitation, (i) all present and future shares of capital stock of (or other ownership or profit interests in) each of the present and future direct and indirect domestic subsidiaries of Parent or any Credit Guarantor and 65% of all present and future shares of voting capital stock of each of the present and future first-tier foreign subsidiaries of Company, Parent, each of the Credit Borrowers, or any Credit Guarantor, (ii) all present and future debt owed to Company, Parent, each of the Credit Borrowers, or any Credit Guarantor, (iii) all present and future property and assets of Company, Parent, each of the Credit Borrowers, or any Credit Guarantor, and (iv) all proceeds and products thereof. The Term Loan Facility will mature six years after the Closing Date and the Revolving Credit Facility will mature five years after the Closing Date (the “Revolver Maturity Date”).
The Term Loan Facility is subject to quarterly amortization of principal, in equal installments, in an aggregate principal amount equal to 1% per annum of the original aggregate principal amount of the Term Loan Facility. Additionally, all net cash proceeds from (i) certain extraordinary receipts (excluding cash receipts in the ordinary course of business), asset sales, or other dispositions of property by Parent, its foreign subsidiaries (only with respect to extraordinary receipts) and its domestic subsidiaries, unless, in each such case, such net cash proceeds are, under certain terms more fully set forth in the Senior Credit Facilities, reinvested or committed to be re-invested, (ii) the issuance or incurrence after the Closing Date of additional debt of Parent or any of its subsidiaries (excluding certain customary exceptions more fully set forth in the Senior Credit Facilities), and (iii) commencing with fiscal year ended December 31, 2012, 50% of excess cash flow of Parent and its subsidiaries will be applied to prepayment of the Senior Credit Facilities in the following order: first, scheduled installments of the Term Loan Facility in direct order of maturity, and second, to the Revolving Credit Facility without any reduction in commitments. The Borrowers are required to repay the aggregate principal amount of the Revolving Credit Facility on the Revolver Maturity Date.
On the Closing Date, the Note Borrowers (as defined below) issued $100.0 million in unsecured subordinated notes pursuant to a private placement (the “Senior Subordinated Notes”) pursuant to a Note Purchase Agreement by and among the Company, Parent and the other borrowers thereto (collectively, the “Note Borrowers” and, together with the Credit Borrowers, the “Borrowers”), the guarantors party thereto (collectively, the “Note Guarantors” and, together with the Credit Guarantors, the “Guarantors”), Wilmington Trust FSB, as the Administrative Agent, and GSO COF Facilities, LLC and Blackstone Holdings Finance Co. L.L.C., as the initial purchasers. The Senior Subordinated Notes are unsecured and have an interest rate of 12.5% per annum, payable quarterly in arrears, of which 10.5% per annum is payable in cash and 2.0% per annum will be payable in cash or additional notes.
The Senior Subordinates Notes are not amortized. To the extent not required to be paid to the Lenders pursuant to the Senior Credit Facilities, all net cash proceeds from (i) certain extraordinary receipts (excluding cash receipts in the ordinary course of business), asset sales, or other dispositions of property by Parent, its foreign subsidiaries (only with respect to extraordinary receipts) and its domestic subsidiaries, unless, in each such case, such net cash proceeds are, under certain terms more fully set forth in the Senior Subordinated Notes, reinvested or committed to be re-invested, and (ii) the issuance or incurrence after the Closing Date of additional debt of Parent or any of its subsidiaries (excluding certain customary exceptions more fully set forth in the Senior Subordinated Notes), will be offered as a prepayment of the Senior Subordinated Notes on a pro rata basis, at par, plus accrued and unpaid interest. The aggregate principal amount of the Senior Subordinated Notes is required to be repaid, together with all accrued interest, fees, costs, expenses, indemnities and other outstanding obligations, on June 3, 2018.
The Senior Credit Facilities and the Senior Subordinated Notes contain covenants that restrict the Borrowers’ and the Guarantors’ ability to, among other things, subject to certain customary exceptions, (i) create liens, debt, guarantees or other contingent obligations, (ii) engage in mergers and consolidations, (iii) pay dividends or other distributions to, and redemptions and repurchases from, equity holders, (iv) prepay, redeem or repurchase subordinated or junior debt (including the Senior Subordinated Notes), (v) amend organizational documents or modify agreements relating to the Merger or subordinated or junior debt (including the Senior Credit Facilities and the Senior Subordinated Notes), and (vi) engage in certain transactions with affiliates. The Senior Credit Facilities and the Senior Subordinated Notes also contain a financial covenant to maintain a net leverage ratio, and the Senior Credit Facilities contain a financial covenant to maintain a minimum interest coverage ratio.
The Senior Subordinated Notes, together with the Senior Credit Facilities and excess cash on hand, were used to fund the acquisition of the Company by Parent, repay all existing indebtedness (other than bonds, performance guaranties, or other indebtedness incurred in the ordinary course of business) of the Parent and Company and fund transaction fees and expenses.
Item 1.02. Termination of a Material Definitive Agreement.
Upon consummation of the Merger, the Company repaid all existing indebtedness under its $40.0 million revolving credit facility, under which the Company had available a line of credit for standby letters of credit up to $15.0 million (the “Former Credit Facility”) and terminated the Former Credit Facility. The Company was required to pay an early termination fee equal to $0.4 million in connection with the termination of the Former Credit Facility.
The foregoing description of the Former Credit Facility is qualified in its entirety by the complete text of (i) that certain Revolving Credit and Security Agreement, dated July 28, 2009, by and among the Company, Prison Health Services, Inc., a Delaware corporation, Prison Health Services of Indiana, L.L.C., an Indiana limited liability company, Secure Pharmacy Plus, LLC, a Tennessee limited liability company, Correctional Health Services, LLC, a New Jersey limited liability company, and CapitalSource Bank, a California industrial bank, as lender and collateral and administrative agent, which was included as an exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on July 29, 2009 and (ii) the Amendment No. 1 and Waiver to the Revolving Credit and Security Agreement,

dated March 2, 2010, by and among the Company, Prison Health Services, Inc., Prison Health Services of Indiana, L.L.C., Secure Pharmacy Plus, LLC, Correctional Health Services, LLC and CapitalSource Bank, which was included as an exhibit to the Company’s Current Report on Form 8-K, as filed with the SEC on March 2, 2010.
Item 2.01. Completion of Acquisition or Disposition of Assets.
On June 3, 2011, pursuant to the terms of the Merger Agreement, Merger Sub merged with and into the Company. The Company is the Surviving Corporation and is a wholly-owned subsidiary of Parent. At the effective time of the Merger (the “Effective Time”), each share of common stock of the Company, par value $0.01 per share (“Common Stock”) that was issued and outstanding as of immediately prior to the Effective Time (other than shares held by the Company, Parent or any of their respective direct or indirect subsidiaries or shares held by former stockholders of the Company who have properly exercised and perfected appraisal rights in accordance with Delaware law (collectively, the “Excluded Shares”)) was automatically canceled and converted into the right to receive $26.00 in cash, without interest and less any applicable withholding taxes (such per share amount, the “Per Share Merger Consideration”).
The description of the Merger Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed by the Company with the SEC as Annex A to the definitive proxy statement on Schedule 14A on April 28, 2011, and is incorporated herein by reference.
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
In connection with the closing of the Merger, the Company (i) notified The Nasdaq Global Select Market on June 3, 2011 that, at the Effective Time, each share of Common Stock issued and outstanding immediately before the Effective Time, other than Excluded Shares, was automatically canceled and converted into the right to receive the Per Share Merger Consideration and (ii) requested that The Nasdaq Global Select Market file with the SEC an application on Form 25 to deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result of the Merger and such notification and request, the last day of trading of the Common Stock on The Nasdaq Global Select Market was June 3, 2011. The Company intends to file a Form 15 with the SEC requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.
Item 3.03. Material Modification to Rights of Security Holders.
In accordance with the terms of the Merger Agreement, (i) at the Effective Time, each share of Common Stock issued and outstanding immediately before the Effective Time, other than Excluded Shares, was automatically canceled and converted into the right to receive an amount in cash equal to the Per Share Merger Consideration, (ii) prior to the Effective Time, each outstanding option to purchase Common Stock vested and became exercisable in full and each option to purchase Common Stock outstanding at the Effective Time of the Merger was automatically canceled and converted into the right to receive, as soon as reasonably practicable after the Effective Time, an amount in cash equal to (x) the number of shares subject to such option multiplied by (y) the excess (if any) of the Per Share Merger Consideration over the exercise price per share of such option and (iii) as of the Effective Time, the vesting restrictions on each outstanding share of restricted stock was accelerated and lapsed and each such share of restricted stock was automatically canceled and converted into the right to receive the Per Share Merger Consideration.
Item 5.01. Changes in Control of Registrant.
The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference herein. A copy of the press release announcing the closing of the Merger is attached hereto as Exhibit 99.1 and is also incorporated herein by reference. Except as specified in the Merger Agreement, there are no arrangements or understandings among members of both the former and new control groups and their associates with respect to election of directors or other matters.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers.
On June 3, 2011, pursuant to the terms of the Merger Agreement, effective as of the Effective Time, each member of the board of directors of the Company voluntarily resigned from their respective positions with the Company.

Effective as of immediately following the Effective Time of the Merger, the Parent elected Richard Hallworth and Stuart Campbell as the directors of the Surviving Corporation.
On June 3, 2011, the Company appointed Stuart Campbell, age 48, as the Company’s President and Chief Operating Officer. Stuart Campbell has been the Chief Operating Officer and President of Parent and Correctional Medical Services, Inc., a subsidiary of Parent, since 2010. Prior thereto, Stuart Campbell spent 12 years with WellPoint, Inc. including roles as Senior Vice President of Strategic Planning, Chief of Staff to the Chairman and CEO; and most recently serving as President of Blue Cross Blue Shield of Missouri and Wisconsin.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
At the Effective Time (i) the certificate of incorporation of the Surviving Corporation was amended and restated and (ii) the by-laws of the Surviving Corporation were amended and restated, each in accordance with the terms of the Merger Agreement.
Copies of the certificate of incorporation and by-laws of the Surviving Corporation are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
Item 8.01 Other Events.
On June 3, 2011, Parent issued a press release announcing the consummation of the Merger. A copy of the press release is filed as Exhibit 99.1 hereto.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
3.1	Amended and Restated Certificate of Incorporation of America Service Group Inc.

3.2	By-laws of America Service Group Inc.

99.1	Press Release dated June 3, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA SERVICE GROUP INC.
By:	/s/ James T. Sprouse
James T. Sprouse
Vice President and Treasurer

Date: June 8, 2011